Exhibit 99.2

Virtu Financial, Inc. Agrees to Acquire KCG Holdings, Inc. to Create a Premier Market Maker and Agency Execution Firm

Leverages Virtu’s global scale, efficiency and market structure expertise with KCG’s strong client franchises in market making and independent agency execution

Over 25% accretion to Virtu earnings per share with fully-phased cost savings and capital synergies

NEW YORK, NEW YORK, April 20, 2017 — Virtu Financial, Inc. (NASDAQ: VIRT) today announced that it has entered into a definitive agreement to acquire KCG Holdings, Inc. (NYSE: KCG), which has been unanimously approved by the Board of Directors of each company. Virtu has agreed to acquire KCG in a cash transaction valued at $20.00 per KCG share, or a total of approximately $1.4 billion.

The transaction will extend Virtu’s scaled operating model to KCG’s wholesale market making businesses and broaden the distribution of Virtu’s technology and execution services to KCG’s extensive institutional client base. Virtu expects to migrate trading of the combined company onto a single, proven technology, risk management, and analytics platform.

“KCG fits perfectly with Virtu’s strategic priorities to apply our market making and technological expertise to customer wholesale order flow and expand Virtu’s growing agency execution business by offering clients a combination of Virtu and KCG’s superior algorithms and proprietary analytical tools.  In addition, there is immediate opportunity for revenue growth and significant cost savings,” said Douglas A. Cifu, Virtu’s Chief Executive Officer.

Mr. Cifu continued, “Virtu and KCG both have a heritage of using technology to make markets more efficient.  The combination of talented, dedicated professionals from KCG and Virtu will allow us to achieve more together than either firm could achieve alone.”

The transaction is expected to close during the 3rd quarter in 2017 after receipt of KCG shareholder approval and all required regulatory approvals.

Significant Value Creation through Synergies

The transaction is expected to provide significant further scale and financial benefits to Virtu.  Within two years of the completion of the transaction, Virtu expects to realize approximately $208 million of net pre-tax expense savings, in addition to $440 million of capital synergies.  These savings do not include any revenue enhancements that Virtu anticipates to result from the transaction.

Transaction Terms, Approvals and Timing

Virtu intends to fund the cash transaction and debt refinancing with new gross borrowings of $1.65 billion and the sale of $750 million of common stock, priced at $15.60 per share.

North Island, whose principals are Robert Greifeld and Glenn Hutchins, will invest $625 million in Virtu common stock, in partnership with GIC, Singapore’s sovereign wealth fund, and Public Sector Pension Investment Board (PSP Investments), one of Canada’s largest pension investment managers. Temasek, an existing Virtu shareholder, has committed to invest an additional $125 million in Virtu common stock.  The sale of shares is conditioned upon the closing of the transaction.

Virtu has also entered into a commitment with J.P. Morgan Securities LLC, to provide up to $1.65 billion of debt financing for the transaction.

Virtu intends to maintain its annual dividend of $0.96 per share after the close of the transaction.

The transaction is subject to customary closing conditions, including the approval of the stockholders of KCG, and receipt of required regulatory clearances and approvals.  Jefferies LLC, the largest shareholder of KCG, has entered into a voting agreement pursuant to which it has committed to vote the 24.5% of KCG’s outstanding voting power it holds for the adoption of the merger agreement.

Organization and Leadership

Following the close of the transaction, Douglas A. Cifu, Virtu CEO, will remain CEO of the combined company.  Joseph A. Molluso, Virtu CFO, will remain the CFO of the combined company.

Following the close of the transaction, the Board of Directors will consist of 10 directors, including 8 of the 10 members currently serving on the Virtu board. In addition, 2 new members from North Island, Robert Greifeld and Glenn Hutchins, will join Virtu’s Board of Directors.  These changes will be effective immediately upon closing.

Virtu First Quarter 2017 Flash Results

Virtu plans to announce its full Q1 2017 results on May 4, 2017. The following tables present the selected financial information Virtu expects to announce:

($mm)
GAAP Measures:
Revenues:
Trading income, net	$139.6
Interest and dividends income	4.9
Technology Products and Services	2.8
Other revenues (losses)	0.1
Total Revenues	147.3
Total Operating Expenses	123.5
Income before Income Taxes	23.8
Net Income	21.3
EBITDA	37.4

Non-GAAP Measures:
Adjusted Net Trading Income	$79.4
Pro-forma Adjusted Net Income	$21.9
Pro-forma shares outstanding (millions)	140.9
Adjusted EBITDA	$47.5
Margins
Net Income Margin	25.2%
Pro-forma Adjusted Net Income Margin	26.7%
EBITDA Margin	44.7%
Adjusted EBITDA Margin	57.8%

Reconciliation of Trading income, net to Adjusted Net Trading Income

Trading income, net	$139.6
Interest and dividends income	4.9
Brokerage, exchange and clearance fees, net	(52.8)
Interest and dividends expense	(12.2)
Adjusted Net Trading Income	$79.4

Reconciliation of Net Income to Pro-Forma Adjusted Net Income

Net Income	$21.3
Amortization of purchased intangibles	0.1
Severance	0.9
Transaction advisory fees and expenses	0.1
Other losses (revenues)	(0.1)
Share-based compensation	9.2
Adjusted Net Income	$31.4
Add: Actual Provision for Income Taxes	2.5
Less: Pro-forma Provision for Income Taxes @ 35.5%	(12.1)
Pro-forma Adjusted Net Income	$21.9

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

Net Income	$21.3
Financing interest exp on sr secured credit facility	6.8
Depreciation and amortization	6.8
Provision for Income Taxes	2.5
EBITDA	$37.4
Severance	0.9
Transaction advisory fees and expenses	0.1
Other losses (revenues)	(0.1)
Share-based compensation	9.2
Adjusted EBITDA	$47.5

Margins
Net Income Margin(1)	25.2%
Pro-forma Adjusted Net Income Margin(2)	26.7%
EBITDA Margin(3)	44.7%
Adjusted EBITDA Margin(4)	57.8%

(1)  Calculated by dividing net income by the sum of Adjusted Net Trading Income and technology services revenue.

(2)  Calculated by dividing Pro-forma Adjusted Net Income by the sum of Adjusted Net Trading Income and technology services revenue.

(3)  Calculated by dividing EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

(4)  Calculated by dividing Adjusted EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

Advisors

J.P. Morgan Securities LLC is acting as lead financial advisor to Virtu, and has committed to provide debt financing for the acquisition. Sandler O’Neill + Partners is acting as financial advisor to Virtu with Paul, Weiss, Rifkind, Wharton & Garrison LLP serving as Virtu’s legal counsel. Goldman, Sachs & Co. is financial advisor for KCG Holdings with Sullivan & Cromwell LLP serving as its legal counsel. Centerview Partners LLC is serving as exclusive financial advisor to North Island. Wachtell, Lipton, Rosen & Katz is acting as legal advisor to North Island, Sidley Austin LLP is acting as legal advisor to GIC, and Weil, Gotshal &

Manges LLP is acting as legal advisor to PSP Investments. Ernst & Young provided transaction due diligence services to North Island, GIC and PSP Investments.  Shearman & Sterling LLP is serving as Temasek’s legal counsel.

Teleconference Information

Date:     April 20, 2017

Time:    8:00 a.m. ET/7:00 a.m. CT

Virtu will hold a teleconference today with its executives, including its CEO and CFO.  Following the prepared remarks, there will be a question and answer session exclusively for analysts. Participants should dial in 10 — 15 minutes prior to the start of the presentation and ask to join the Virtu Financial call.

A live audio webcast of the conference call, and the presentation that will be referenced during the call, will be available on the Investor Relations section of Virtu’s website at www.virtu.com under Events & Presentations. The presentation will be archived on both companies’ websites for replay.

Dial-in information:

Toll Free: (844) 459-1807

International: (209) 905-5965

Conference ID: 11739861

About Virtu Financial, Inc.

Virtu is a leading technology-enabled market maker and liquidity provider to the global financial markets. We stand ready, at any time, to buy or sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as “bid/ask spreads,” across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 12,000 securities and other financial instruments on more than 235 unique exchanges, markets and liquidity pools in 36 countries around the world. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying liquidity and competitive pricing while at the same time earning attractive margins and returns.  www.virtu.com

About KCG Holdings, Inc.

KCG is a leading independent securities firm offering investors a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with specialized client service across market making, agency execution and venues and also engages in principal trading via exchange-based market making. KCG has multiple access points to trade global equities, fixed income, options, currencies and commodities via voice or automated execution. www.kcg.com  Sophie Sohn, Communications & Marketing, 312-931-2299, media@kcg.com.  Jonathan Mairs, Investor Relations, 646-682-6403, investors@kcg.com

About Temasek

Incorporated in 1974, Temasek is an investment company based in Singapore. Supported by 11 offices globally, Temasek owns a S$242 billion (US$180b) portfolio as at 31 March 2016, mainly in Singapore and Asia. Temasek’s portfolio covers a broad spectrum of industries: telecommunications, media & technology; financial services; transportation & industrials; consumer & real estate; life sciences & agriculture; as well as energy & resources. Its investment activities are guided by four investment themes and the long term trends they represent: Transforming Economies; Growing Middle Income Populations; Deepening Comparative Advantages; and Emerging Champions. For more information, visit www.temasek.com.sg.

About North Island

North Island, which is owned by Robert Greifeld and Glenn Hutchins, makes direct investments in world-class applied technology companies in partnership with a few investors to build and grow value over a lengthy time period. The firm invests in businesses where it has domain expertise, the management skills to add substantial value and an accretive plan, particularly in financial services technology and related industries. North Island makes control investments, takes strategic stakes in public and private companies, invests in growth securities and opportunistically evaluates special situations.

About PSP Investments

The Public Sector Pension Investment Board (PSP Investments) is one of Canada’s largest pension investment managers with C$125.8 billion of net assets under management as at September 30, 2016. It manages a diversified global portfolio composed of investments in public financial markets, private equity, real estate, infrastructure, natural resources and private debt. Established in 1999, PSP Investments manages net contributions to the pension funds of the federal Public Service, the Canadian Armed Forces, the Royal Canadian Mounted Police and the Reserve Force. Headquartered in Ottawa, PSP Investments has its principal business office in Montréal and offices in New York and London. www.investpsp.com or Twitter @InvestPSP.

About GIC

GIC is a leading global investment firm with well over $100 billion in assets under management. Established in 1981 to secure the financial future of Singapore, the firm manages Singapore’s foreign reserves. A disciplined long-term value investor, GIC is uniquely positioned for investments across a wide range of asset classes, including real estate, private equity, equities and fixed income. GIC has investments in over 40 countries and has been investing in emerging markets for more than two decades. Headquartered in Singapore, GIC employs over 1,300 people across 10 offices in key financial cities worldwide. For more information about GIC, please visit www.gic.com.sg.

Forward-Looking Statements

The foregoing statements, which are not historical facts, including statements about Virtu’s plans, projected financial results and liquidity, strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for Virtu’s ongoing obligations under the U.S. federal securities laws, Virtu undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in expectation of results of operations and liquidity; changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after this release. The forward-looking statements in this release include, without limitation, Virtu’s beliefs, expectations, guidance, focus and/or plans regarding future events, including, without limitation, the following: (i) Virtu’s plans to consummate the merger and the related financing transactions, as well as the terms and conditions of such transactions and the timing thereof and (ii) the expected strategic financial benefits of such transactions, including, without limitation, the anticipated synergies and cost reductions. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks described and other items in Virtu’s filings with the Securities and Exchange Commission (“SEC”), including in Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2017 (which may be viewed on the SEC’s website at http://www.sec.gov or on Virtu’s website at http://www.virtu.com). Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the merger not being timely completed, if completed at all; (ii) risks associated with the financing of the transaction; (iii) prior to the completion of the merger, Virtu’s businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and (iv) the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the proposed acquisition will not be realized or will not be realized within the expected time period. Factors other than those referred to above could also cause Virtu’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Virtu’s website or other websites referenced herein shall not be incorporated by reference into this release.

Additional Information and Where to Find it

Virtu will prepare an information statement on Schedule 14C for its stockholders containing the information with respect to the issuance of the common stock described herein. When completed, the information statement will be mailed to Virtu’s stockholders. Virtu may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from Virtu by directing a request by mail or telephone to 900 Third Avenue New York, NY 10022-1010, Attention: Investor Relations, Andrew Smith, (212) 418-0195, investor_relations@virtu.com.